UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2007 (February 6, 2007)

IRISH MAG, INC.

(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit D, Block 2, Tian An Cyber Park
Chegongmiao, Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (+86) 755 -8835-2899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 17, 2007, Irish Mag, Inc. (the “Company”) reported its entry on January 16, 2007 into a securities purchase agreement (“Securities Purchase Agreement”) with two accredited investors led by Pinnacle China Fund, L.P. (the “Investors”), which, as amended, obligated the Company to issue and sell to the Investors up to 7,868,422 shares (the “Shares”) of the Company’s common stock equaling 19.96% of the issued and outstanding capital stock of the Company, for a purchase price, in the aggregate, of up to $14,950,001.80 or $1.90 per share, half of which were to be issued for one-half of the aggregate purchase price on or before January 31, 2007 (the “First Closing”) and the remaining half of which were to be issued for the balance of the aggregate purchase price on or before April 30, 2007 (the “Second Closing”). On February 1, 2007, the Company reported its consummation of the First Closing and its issuance of one-half of the Shares or 3,934,211 Shares to the Investors for one-half of the aggregate purchase price.

On February 6, 2007, the Company completed the Second Closing contemplated by the Securities Purchase Agreement, pursuant to which the Investors acquired from the Company the remaining 3,934,211 Shares for the balance of the aggregate purchase price. For details regarding the Securities Purchase Agreement, as amended, see the current reports on Form 8-K filed by the Company on January 17, 2007 and on February 1, 2007.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On February 1, 2007, the Company reported its consummation of a private placement pursuant to which the Company sold to two accredited investors 7,868,422 shares of the Company’s common stock, for a purchase price, in the aggregate, of up to $14,950,001.80 or $1.90 per share, and reported that one-half of the Shares were issued on that date. On February 6, 2007, the Company issued the remaining 3,934,211 Shares for the balance of the aggregate purchase price. The combined Shares represent 19.96% of the outstanding capital stock of the Company.

Roth Capital Partners, LLC (“Roth”) acted as the Company’s placement agent and Oppenheimer & Co., Inc. (“Oppenheimer”) acted as a finder in connection with the offering of the Shares. As compensation for its services, Roth received a cash fee equal to 7% of the gross proceeds received from the sale of the Shares, of which a 20% cash fee was paid by the Company directly to Oppenheimer. Roth also received warrants to purchase 550,789 shares of common stock of the Company, representing 7% of the gross proceeds received from the sale of the Shares divided by the per share price of the Shares, 20% of which will also be payable by the Company directly to Oppenheimer. The warrants will have a term of five years, will be exercisable immediately on issuance and will have an exercise price equaling 120% of the per share purchase price of the Shares. For details regarding the private placement see the current report on Form 8-K filed by the Company on February 1, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1*
Securities Purchase Agreement, dated January 16, 2007, among Irish Mag, Inc. and the investors signatory thereto [incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on January 17, 2007].

10.2*
Amendment No. 1 to the Securities Purchase Agreement, dated January 31, 2007, among Irish Mag, Inc. and the investors signatory thereto [incorporated by reference to Exhibit 10.2 of the current report on Form 8-K filed by the Company on February 1, 2007].

* Incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRISH MAG, INC.

By:	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

Dated: February 6, 2007

EXHIBIT INDEX

Number	Description
10.1*
Securities Purchase Agreement, dated January 16, 2007, among Irish Mag, Inc. and the investors signatory thereto [incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on January 17, 2007].

10.2*
Amendment No. 1 to the Securities Purchase Agreement, dated January 31, 2007, among Irish Mag, Inc. and the investors signatory thereto [incorporated by reference to Exhibit 10.2 of the current report on Form 8-K filed by the Company on February 1, 2007].

* Incorporated by reference.